                             STOCK ESCROW AGREEMENT

     STOCK ESCROW AGREEMENT, dated as of ___________ ___, 2004 ("Agreement") by and among CHINA MINERAL ACQUISITION CORPORATION, a Delaware corporation
("Company"), DR. SIMON MU, DR. BING ZHAO, MR. DANIEL KUNZ, MR. CUI GUISHENG and
MR. MA XIAO (collectively "Initial Stockholders") and CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, a New York corporation ("Escrow Agent").

     WHEREAS, the Company has entered into an Underwriting Agreement, dated
_______ __, 2004 ("Underwriting Agreement") with Broadband Capital Management
LLC ("Broadband") acting as representative of the several underwriters
(collectively, the "Underwriters"), pursuant to which, among other matters, the
Underwriters have agreed to purchase 4,000,000 units ("Units") of the Company.
Each Unit consists of one share of the Company's Common Stock, par value $.0001 per share, and two Warrants, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's definitive Prospectus, dated
________ __, 2004 ("Prospectus") comprising part of the Company's Registration
Statement on Form S-1 (File No. 333-________) under the Securities Act of 1933, as amended ("Registration Statement"), declared effective on ________ __, 2004
("Effective Date").

     WHEREAS, the Initial Stockholders have agreed as a condition of the sale of the Units to deposit their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached hereto (collectively
"Escrow Shares"), in escrow as hereinafter provided.

     WHEREAS, the Company and the Initial Stockholders desire that the Escrow
Agent accept the Escrow Shares, in escrow, to be held and disbursed as hereinafter provided.

     IT IS AGREED:

     1. Appointment of Escrow Agent. The Company and the Initial Stockholders
hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

     2. Deposit of Escrow Shares. On or before the Effective Date, each of the
Initial Stockholders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his or her Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.

     3. Disbursement of the Escrow Shares. The Escrow Agent shall hold the
Escrow Shares until the third anniversary of the Effective Date ("Escrow
Period"), on

which date it shall, upon written instructions from each Initial
Stockholder, disburse each of the Initial Stockholder's Escrow Shares to such
Initial Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares; provided further, that if, after the Company consummates a Business Combination (as such term is defined in the Registration Statement), it subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of Common
Stock for cash, securities or other property, then the Escrow Agent will, upon consummation of such transaction, release the Escrow Shares to the Initial
Stockholders so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow
Shares in accordance with this Section 3.

     4. Rights of Initial Stockholders in Escrow Shares.

          4.1. Voting Rights as a Stockholder. Subject to the terms of the
Insider Letter described in Section 4.4 hereof and except as herein provided, the Initial Stockholders shall retain all of their rights as stockholders of the
Company during the Escrow Period, including, without limitation, the right to vote such shares.

          4.2. Dividends and Other Distributions in Respect of the Escrow
Shares. During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Initial Stockholders, but all dividends payable in stock or other non-cash property ("Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Shares" shall be deemed to include the Non-Cash
Dividends distributed thereon, if any.

          4.3. Restrictions on Transfer. During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of Initial Stockholder's immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a member of an
Initial Stockholder's immediate family, (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder, or (iii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the
Insider Letter signed by the Initial Stockholder transferring the Escrow Shares.
During the Escrow Period, the Initial Stockholders shall not pledge or grant a security interest in the Escrow Shares or grant a security interest in their rights under this Agreement.

          4.4. Insider Letters. Each of the Initial Stockholders has executed a letter agreement with Broadband and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement ("Insider
Letter"), respecting the rights and obligations of such Initial Stockholder in certain events, including but not limited to the liquidation of the Company.

     5. Concerning the Escrow Agent.

          5.1. Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The
Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

          5.2. Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the
Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the
Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the
Escrow Shares with the clerk of any appropriate court or it may retain the
Escrow Shares pending receipt of a final, non appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered.

          5.3. Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The
Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.

          5.4. Further Assurances. From time to time on and after the date hereof, the Company and the Initial Stockholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this
Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

          5.5. Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the
Company, the Escrow Shares held hereunder. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it deems appropriate.

          5.6. Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

          5.7. Liability. Notwithstanding anything herein to the contrary, the
Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

     6. Miscellaneous.

          6.1. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of
New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States
District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

          6.2. Third Party Beneficiaries. Each of the Initial Stockholders
hereby acknowledges that the Underwriters are third party beneficiaries of this
Agreement and this Agreement may not be modified or changed without the prior written consent of Broadband.

          6.3. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

          6.4. Headings. The headings contained in this Agreement are forreference purposes only and shall not affect in any way the meaning or interpretation thereof.

          6.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

          6.6. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

          If to the Company, to:

                    China Mineral Acquisition Corporation
                    c/o Loeb & Loeb LLP
                    345 Park Avenue
                    New York, New York 10154
                    Attn:   Dr. Simon Mu, Chief Executive Officer
                            and President
                    Attn:   Mitchell S. Nussbaum, Esq.

          If to a Stockholder, to his address set forth in Exhibit A.

          and if to the Escrow Agent, to:

                    Continental Stock Transfer & Trust Company
                    17 Battery Place
                    New York, New York 10004
                    Attn:   Chairman

          A copy of any notice sent hereunder shall be sent to:

                    Littman Krooks LLP
                    655 Third Avenue
                    New York, New York 10017
                    Attn:   Mitchell C. Littman, Esq.

          and:

                    Broadband Capital Management LLC
                    805 Third Avenue New York,
                    New York 10022
                    Attn:   Michael Rapp, Chairman

          and:

                    Loeb & Loeb LLP
                    345 Park Avenue
                    New York, New York 10154
                    Attn:   Mitchell S. Nussbaum, Esq.

          The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

          6.7. Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

          WITNESS the execution of this Agreement as of the date first above written.

               CHINA MINERAL ACQUISITION CORPORATION

               By:  ________________________________
                    Dr. Simon Mu, Chief Executive
                    Officer and President

               INITIAL STOCKHOLDERS:

               ________________________________
               DR. SIMON MU

               ________________________________
               DR. BING ZHAO

               ________________________________
               MR. DANIEL KUNZ

               ________________________________
               MR. CUI GUISHENG

               ________________________________
               MR. MA XIAO

               CONTINENTAL STOCK TRANSFER
               & TRUST COMPANY

               By:________________________________
                    Name:  Steven G. Nelson
                    Title: Chairman

                                    EXHIBIT A

Name and Address of                         Number                Stock                    Date of
Initial Stockholder                        of Shares         Certificate Number         Insider Letter
-------------------                        ---------         ------------------         --------------

Dr. Simon Mu                                250,000                                   _______ ___, 2004
62 Jackson Drive
Cresskill, New Jersey 07626

Dr. Bing Zhao                               250,000                                   _______ ___, 2004
Flat 18B, Tower One
23 Old Peak Road
Hong Kong, PRC

Mr. Daniel Kunz                             250,000                                   _______ ___, 2004
2007 Warm Springs Avenue
Boise, Idaho 83712

Mr. Cui Guisheng                            125,000                                   _______ ___, 2004
Room 29B, Shunan Building
Cathy Plaza
Hong Kong, PRC

Mr. Ma Xiao                                 125,000                                    _______ ___,2004
Room B-2008, Zhongshen Garden
Caitan Road
Futian District, Shenzhen, PRC